UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2017, the Company filed a Certificate of Amendment of Certificate of Incorporation of MagneGas Corporation (“Amendment”) with the Secretary of State for the State of Delaware. The Amendment was approved by written consent of shareholders owning an aggregate of 99% of the outstanding shares of the Company’s voting stock as set forth in the Schedule 14C information statement filed with the Securities and Exchange Commission on December 15, 2016.

The Amendment created “blank check” preferred stock by amending the first paragraph of Article FOURTH of the Company’s Certificate of Incorporation in its entirety to read as follows:

“The total number of shares of stock which the Corporation has authority to issue is One Hundred Million (100,000,000) shares, which shall consist of (i) 90,000,000 shares of common stock, $0.001 par value per share and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). The Preferred Stock shall have attached thereto all such rights and privileges as may be determined by resolution of the Board of Directors of the Corporation, prior to the issuance thereof and as set forth in a Certificate of Designation relating to the Preferred Stock to be executed and filed pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of such Amendment, which is attached hereto as Exhibit 3(i).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(i)	Certificate of Amendment of Certificate of Incorporation of MagneGas Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2017

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By: Ermanno Santilli
Its: Chief Executive Officer